



<ARTICLE> 5

<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM RESORT
INCOME INVESTORS, INC.'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>


<PERIOD-TYPE>          12-MOS
<FISCAL-YEAR-END>      DEC-31-1997
<PERIOD-END>           DEC-31-1997

<CASH>                          1,090,343
<SECURITIES>                      425,594
<RECEIVABLES>                     642,059
<ALLOWANCES>                         0
<INVENTORY>                          0
<CURRENT-ASSETS>                4,332,996
<PP&E>                               0
<DEPRECIATION>                       0
<TOTAL-ASSETS>                  4,332,996
<CURRENT-LIABILITIES>           1,514,756
<BONDS>                              0
<COMMON>                        2,818,240
<PREFERRED-MANDATORY>                0
<PREFERRED>                          0
<OTHER-SE>                           0
<TOTAL-LIABILITY-AND-EQUITY>    4,332,996
<SALES>                              0
<TOTAL-REVENUES>                  853,655
<CGS>                                0
<TOTAL-COSTS>                        0
<OTHER-EXPENSES>                1,596,980
<LOSS-PROVISION>                1,240,025
<INTEREST-EXPENSE>                   0
<INCOME-PRETAX>                (1,983,350)
<INCOME-TAX>                         0
<INCOME-CONTINUING>            (1,983,350)
<DISCONTINUED>                       0
<EXTRAORDINARY>                      0
<CHANGES>                            0
<NET-INCOME>                   (1,983,350)
<EPS-PRIMARY>                        (.48)
<EPS-DILUTED>                        (.48)


NOTE: The above captions are specified in Exhibit 27, and contemplate that the entity is a going concern. As discussed in Note 1 to the Company's financial statements, the Company is in the process of liquidation as of December 31, 1997. The amounts above are presented with the caption that, in management's judgment, most closely correlates to respective financial statement captions used in the Company's financial statements.

